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EXHIBIT 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 7, 2001 relating to the consolidated financial statements of Little Switzerland, Inc. and subsidiaries (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended May 26, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
June 21, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS